Exhibit 3.1

THE COMPANIES ACT 2006

(AS AMENDED)

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GOLDEN METAL RESOURCES PLC

(Amended by Special Resolution dated 23 February 2022)

PRELIMINARY

1.	In these Articles the following words and expressions shall have the following meanings unless the context otherwise requires:

“AIM”	means the market of that name operated by the Stock Exchange;

“the Act”	the Companies Act 2006 including any statutory modification or re-enactment thereof for the time being in force;

“these Articles”	these articles of association or such other articles of association of the Company as are from time to time in force;

“the Auditors”	the auditors for the time being of the Company;

“the Board”	the board of Directors;

“certificated share”	a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

“Companies Acts”	has the meaning given by section 2 of the Act and includes any enactment passed after the Act which may, by virtue of that or any other enactment, be cited together with the Act as “the Companies Acts”;

“the Directors”	the directors for the time being of the Company or, as the case may be, the directors present at a duly convened meeting of the board of directors or any duly authorised committee thereof at which a quorum is present;

“electronic communication”	any document or information sent or supplied in electronic form within the meaning of section 1168 of the Act;

“electronic form” and “electronic means”	have the same meaning as in section 1168 of the Act;

“member”	a person who has agreed to become a member of the Company and whose name is entered in the Company’s register of members;

“month”	calendar month;

“the Office”	the registered office for the time being of the Company;

“Operator”	has the meaning given in the Regulations;

“paid up”	includes credited as paid up;

“the Register”	either or both of the register of members and the Operator register of members of the Company;

“the Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) including any statutory modification or re-enactment thereof and any rules made thereunder and for the time being in force;

“relevant system”	the computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations;

“Secretary”	the secretary or joint secretary for the time being of the Company and any assistant or deputy secretary, and any person appointed by the Directors to perform the duties of the secretary of the Company;

“signed” and “signature”	includes, subject to any laws applicable at the time that a document is signed or a signature affixed, an electronic signature or other form of verification that is acceptable to the Board;

“the Stock Exchange”	the London Stock Exchange plc;

“the Statutes”	means the Act, the Regulations and every other statute for the time being in force including every statutory modification or re-enactment thereof concerning companies and affecting the Company;

“uncertificated share”	(subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

“in writing” and “written”	includes writing and any other way of representing or copying words legibly so that they are permanent, or subject to any laws applicable at the time the writing is created, in electronic form.

Where the context so admits words and expressions used in the Regulations shall bear the same meaning in these Articles.

Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

Words importing the singular number only include the plural number and vice versa.

Words importing one gender only include the other genders. Words importing persons include corporations.

Words and expressions defined in the Statutes shall, unless the context otherwise requires, have the same meanings in these Articles.

The headings in these Articles are inserted for convenience only and shall not affect the construction hereof

2.	No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the Company.

LIMITED LIABILITY

3.	The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.

CHANGE OF NAME

4.	The Company may change its name by resolution of the Board.

SHARES

5.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the capital of the Company may be issued with such rights (including preferred, deferred or other special rights) or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may by ordinary resolution determine.

6.	Subject to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and conditions and in such manner as shall be provided by the Board prior to the date on which such shares were allotted.

7.	The Company shall not give any financial assistance for the acquisition of shares in the Company except and in so far as permitted by the Statutes.

8.	The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

9.	The Company may exercise the powers of paying commissions conferred by the Statutes to the fullest extent thereby permitted. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

10.	Save as otherwise provided in the Statutes or in these Articles, all unissued shares (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may (subject to the provisions of the Statutes) allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they may determine. The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

11.	Save as otherwise provided in these Articles or as otherwise required by the Act the Company shall be entitled to treat the person whose name appears on the Register in respect of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by the Statutes, be bound to recognise any trust or equity or any equitable, contingent, future, partial or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof.

SHARE CERTIFICATES

12.	Subject to the Statutes, the Board may by resolution determine, either generally or in any particular case or cases, that share certificates need not be issued under a seal. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificate need not be autographic but may be applied to the certificates by mechanical means or may be printed on them or that the certificates need not be signed by any person.

13.	Any person (except where the holding of shares is in uncertificated form or via a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) upon becoming the registered holder of any shares in the Company shall be entitled, without payment, to one certificate for all the certificated shares registered in his name, or in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares so registered and on transferring part of the shares of any class registered in his name he shall be entitled without payment to one certificate for the balance of shares retained by him and registered in his name.

14.	Upon delivery to the Directors of any certificate which is worn out or defaced they may order the same to be cancelled and may issue a new certificate in its place, and if any certificate is lost, stolen or destroyed, then, subject to compliance with such conditions as to evidence and indemnity (with or without security) as the Directors shall deem fit, a new certificate shall be given to the party entitled, in place of the lost, stolen or destroyed certificate.

15.	Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company a sum equal to any exceptional out of pocket expenses incurred by the Company in respect of any such issue.

16.	The Company shall not be bound to issue more than one certificate in respect of shares registered in the joint names of two or more persons and such certificate shall be delivered to the person first named on the Register in respect of such shares. The Company shall not be bound to register more than four persons as joint holders (except in the case of executors or trustees of a deceased member).

UNCERTIFICATED SHARES

17.	Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

18.	Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.

19.	Where any class of shares is a participating security and the Company is entitled under any provision of the Act, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Act, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)	to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

(e)	to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

VARIATION OF RIGHTS

20.	If at any time the capital is divided into different classes of shares all or any of the rights or privileges attached to any class may, subject to the provisions of the Act, be varied or abrogated either (a) in such manner (if any) as may be provided by such rights, or (b) in the absence of any such provision either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class, but not otherwise. The creation or issue of shares ranking pari passu with or subsequent to the shares of any class shall not (unless otherwise expressly provided by these Articles or the rights attached to such last mentioned shares as a class) be deemed to be a variation of the rights of such shares.

21.	To every such separate general meeting all of the provisions of these Articles relating to general meetings shall mutatis mutandis and so far as applicable, apply provided that:

21.1.	the necessary quorum at such meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and at an adjourned meeting one person holding shares of the class in question or his proxy; and

21.2.	any holder of shares of the class in question present in person or by proxy and entitled to vote at the meeting may demand a poll.

CALLS ON SHARES

22.	The Directors may (subject to the terms of allotment thereof) from time to time make such calls as they think fit upon the members in respect of all monies unpaid on the shares held by them whether on account of the nominal amount of the shares or by way of premium provided that at least 14 days’ notice be given of each call. Each member shall pay the amount of each call made on him to the person and at the time and place specified by the Directors in the said notice.

23.	A call may be made payable by instalments and may, at any time before receipt by the Company of a sum due thereunder, either be revoked or postponed in whole or in part.

24.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed. The Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

25.	The joint holders of a share shall be jointly and severally liable to pay all costs in respect of it.

26.	If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment, the holder for the time being of the share in respect of which the sum is due, shall pay interest on the sum at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the appropriate rate (as defined by the Act) from the time appointed for payment until the actual payment, and all expenses that may have been incurred by the Company by reason of such non-payment but the Directors may if they think fit waive the payment of such interest and expenses or any part thereof.

27.	The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up; and upon the money being paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance shall have been made, the Company may pay interest at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, the appropriate rate aforesaid) as the member paying such sum in advance and the Directors agree upon, but no part of such monies shall be included or taken into account in ascertaining the amount of the dividend payable upon the shares in respect of which such advance has been made.

28.	If by the terms of issue of any shares, or otherwise, any amount is made payable at any fixed date or by instalments and whether on account of the nominal value of the shares or by way of premium thereon, every such amount shall be payable as if it were a call duly made by the Directors of which due notice had been given and all the provisions of these Articles as to the payment of calls and interest and expenses in connection therewith and as to the forfeiture of shares for non-payment of calls shall apply to every such amount and the shares in respect of which it is payable.

FORFEITURE AND LIEN

29.	If any member fails to pay any call or instalment of a call on or before the day appointed for payment, the Directors may at any time thereafter during such time as the call or instalment or any part thereof remains unpaid, serve a notice on such member requiring him to pay the same, together with any interest that may have accrued thereon and all expenses incurred by the Company by reason of such non-payment.

30.	The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which and a place where such call or instalment and all such interest and expenses are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made or instalment is payable will be liable to be forfeited.

31.	If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice shall have been given may, at any time thereafter but before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Forfeiture shall be deemed to occur at the time of the passing of the said resolution and shall extend to all dividends declared in respect of the forfeited shares but not actually paid before the forfeiture. The Directors may accept the surrender of any share liable to be forfeited hereunder on such terms as they think fit.

32.	When any share has been forfeited or surrendered, notice of forfeiture or surrender shall be served upon the person who was, before forfeiture or surrender, the holder of the share or the person entitled thereto by transmission and an entry of the forfeiture or surrender made in the Register; but no forfeiture shall be invalidated by any omission or neglect to give such notice or make such entry as aforesaid. Subject to the provisions of the Act any share so forfeited or surrendered shall be deemed to be the property of the Company and the Directors may, within 3 years of such forfeiture or surrender sell, re-allot, or otherwise dispose of the same in such manner as they think fit, either to the person who was the holder of the shares before the forfeiture or surrender, or to any other person and either with or without any past or accruing dividends and in the case of re-allotment, with or without any money paid thereon by the former holder being credited as paid up thereon. Any share not disposed of within a period of 3 years from the date of its forfeiture or surrender shall be cancelled in accordance with the provisions of the Act.

33.	The Directors may at any time before any share so forfeited or surrendered is cancelled, sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such terms as they think fit.

34.	Any member whose shares have been forfeited or surrendered shall immediately cease to be a member in respect of those shares and shall surrender to the Company for cancellation the certificate for the forfeited or surrendered shares but shall notwithstanding remain liable for and shall forthwith pay to the Company all monies which at the date of forfeiture or surrender were then payable by him in respect of the shares, together with interest thereon, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment of the shares or, if no rate is so fixed, at the appropriate rate aforesaid but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received upon their disposal.

35.	The Company shall have a first and paramount lien upon every share, (not being a fully paid share) registered in the name of each member (whether solely or jointly with others) for any amount (whether presently payable or not) called or payable in respect of such share, and such lien shall apply to all dividends from time to time declared or other monies payable in respect of such share. The registration of a transfer of a share shall, unless otherwise agreed, operate as a waiver of the Company’s lien, if any, on such share. The Directors may waive any lien which has arisen and may resolve that any share is wholly or partly exempt from the provisions of this Article.

36.	The Company may sell in such manner as the Directors think fit, any share on which the Company has a lien but no sale shall be made unless a sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a written notice stating and demanding payment of the sum payable and giving notice of the intention to sell in default of such payment being made has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

37.	The net proceeds of such sale after payment of the costs thereof, shall be applied in or towards payment or satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The balance, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to or in accordance with the directions of the purchaser.

38.	Upon any sale or re-allotment after forfeiture or surrender or upon any sale for enforcing any lien in purported exercise of the powers hereinbefore given, the Directors may in the case of a sale nominate some person to execute a transfer of the shares sold in the name and on behalf of the registered holder (or other persons entitled thereto by reason of his death or bankruptcy) and may in any such case cause the name of the purchaser or allottee to be entered in the Register in respect of the shares sold or re-allotted, and the purchaser or allottee shall not be bound to see to the regularity of the proceedings or to the application of the purchase or subscription money, and after his name has been entered in the Register in respect of such shares, the validity of the sale or forfeiture shall not be impeached by any person and the remedy of any person aggrieved by the sale or forfeiture shall be in damages only and against the Company exclusively.

39.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to such share.

TRANSFER OF SHARES

40.	Title to any securities of the Company may be evidenced and title to and interests in securities may be transferred without a written instrument in accordance with statutory regulations from time to time made under the Statutes, and the Board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

41.	Subject to the preceding Article, all transfers of certificated shares may be effected by transfer in writing in any usual or common form or in such other form as shall be approved by the Directors. The instrument of transfer shall be signed by or on behalf of the transferor (and in the case of a transfer of a partly paid share, by the transferee) and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. When registered the instrument of transfer shall be retained by the Company.

42.	The Directors may in their absolute discretion and without giving any reason refuse to register any instrument of transfer:

42.1.	unless it is in respect of a fully paid share;

42.2.	unless it is in respect of a share on which the Company does not have a lien;

42.3.	unless it is in respect of only one class of shares;

42.4.	if it is in favour of more than four joint holders as transferees;

42.5.	to an entity which is not a natural or legal person;

42.6.	to a minor, to a person in respect of whom a receiving order or adjudication order in bankruptcy has been made which remains undischarged or to a person who is then suffering from mental disorder; and

42.7.	unless the conditions referred to in Article 43 have been satisfied;

provided always that the Directors shall at all times when considering an instrument of transfer in respect of partly paid shares have regard to the requirements of AIM and the Stock Exchange so as to ensure that the Company does not prevent dealings in its shares on an open and proper basis. If the Board refuses to register a transfer of any shares it shall send to the transferee notice of the refusal, as required by section 771 of the 2006 Act, within 2 months after the date on which, in respect of certificated shares, the transfer was lodged with the Company, or, in respect of uncertificated shares, the date on which the appropriate instruction was received by or on behalf of the Company, in each case in accordance with the facilities and requirements of the relevant system concerned.

43.	Every instrument of transfer must be left at the Office (duly stamped if necessary), or at such other place as the Directors may from time to time determine, accompanied by the certificate for the shares to which it relates and such evidence as the Directors may reasonably require to prove the title of the transferor and the due execution by him of the transfer.

44.	In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgement of share certificates with the instrument of transfer will only be necessary if and to the extent that certificates have been issued in respect of the shares in question. The expressions “recognised clearing house” and “recognised investment exchange” shall have the meanings given to them in the Financial Services and Markets Act 2000.

45.	No fee shall be payable for registering any transfer, probate, letters of administration, certificate of marriage or death, power of attorney, stop notice, court order or other document relating to or affecting the title to any shares or the right to transfer the same.

46.	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in the case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

47.	In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative of the deceased, where he was a sole holder or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in any share(s); but nothing in these Articles shall release the estate of a deceased member from any liability in respect of any share which has been held by him solely or jointly with any other person.

48.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either ease, have the same right to decline registration as they would have had in the case of a transfer of the share by the member registered as the holder of any such share before his death or bankruptcy or other event, as the case may be.

49.	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member or other event had not occurred and the notice of transfer were a transfer signed by the member registered as the holder of any such share.

50.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company (including meetings of the holders of any class of shares in the Company) provided always that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within sixty days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

UNTRACEABLE SHAREHOLDERS

51.	The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale any share of a member or any share to which a person is entitled by transmission if and provided that:

51.1.	for a period of twelve years no cheque, warrant or order sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share at his address on the Register or other the last known address given by the member or the person entitled by transmission to which cheques, warrants and orders are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission provided that in such period of twelve years at least three dividends whether interim or final on or in respect of the share in question have become payable and no such dividend during that period has been claimed; and

51.2.	at the expiration of the said period of twelve years the Company has given notice of its intention to sell such share by advertisement in a national daily newspaper and a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised by these Articles is located (but so that such advertisements need not refer to the names of the holder(s) of the share or identify the share in question); and

51.3.	the Company has not during the further period of three months after the publication of the advertisements and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and

51.4.	if the shares are listed or dealt in on AIM or the Stock Exchange, the Company has given notice in writing to AIM or the Stock Exchange of its intention to sell such shares.

52.	If during any twelve year period or three month period referred to in Article 51.1 and 51.3 of the preceding Article further shares have been issued in respect of those held at the beginning of such twelve year period or of any previously issued during such periods and all the other requirements of such Article have been satisfied in respect of the further shares, the Company may also sell the further shares.

53.	To give effect to any sale pursuant to the previous Articles the Directors may authorise any person to execute as transferor an instrument of transfer of the said share and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share. The transferee shall not be bound to see to the application of the purchase monies and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit.

54.	If on two consecutive occasions cheques, warrants or orders in payment of dividends or other monies payable in respect of any share have been sent through the post or otherwise in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods for which the same are valid or any transfer by bank or other funds transfer system has not been satisfied, the Company need not thereafter despatch further cheques, warrants or orders and need not thereafter transfer any sum (as the case may be) in payment of dividends or other monies payable in respect of the share in question until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose.

ALTERATION OF SHARE CAPITAL

55.	Subject to any direction given to the Directors by the Company in general meeting, whenever as the result of any consolidation or sub-division of shares members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which members are so entitled in fractions to any person (including, subject to the provisions of the Statutes, the Company) and pay and distribute to and amongst the members entitled to such shares in due proportions the net proceeds of the sale or where the net proceeds in respect of any holding do not exceed £3.00 such proceeds may be paid to the Company. For the purpose of giving effect to any such sale the Directors may nominate some person to execute a transfer in respect of the shares sold in favour of the purchaser and may cause the name of the purchaser to be entered in the Register as the holder of the shares comprised in any such transfer and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

56.	Subject to the provisions of the Statutes the Company may from time to time by special resolution reduce its share capital, any capital redemption reserve fund and any share premium account in any manner authorised by law.

WARRANTS OR OPTIONS TO SUBSCRIBE FOR SHARES

57.	The Company may, subject to the provisions of the Act and of these Articles, issue warrants or grant options to subscribe for shares in the Company. Such warrants or options shall be issued on such terms and subject to such conditions as may be resolved upon by the Board including, without prejudice to the generality of the foregoing, terms and conditions which provide that, on a winding up of the Company, a holder of warrants or grantee of options may be entitled to receive, out of the assets of the Company available in the liquidation pari passu with the holders of shares of the same class as the shares in respect of which the subscription rights conferred by the warrants or the options can be exercised, such sum as he would have received had he exercised the subscription rights conferred by his warrants or options prior to the winding up but after deduction of the price (if any) payable on exercise of such subscription rights.

GENERAL MEETINGS

58.	The Directors and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes, at such time and place as may be determined by the Directors, including partly (but not wholly) by means of electronic facility or facilities, as may be determined by the Board.

59.	The Directors may:

59.1.	Convene a general meeting of the Company whenever they think fit and general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act.

59.2.	Any meeting convened under this Article by requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by the Directors.

59.3.	The Board may make whatever arrangements it considers fit to allow those entitled to do so to attend and participate in any general meeting.

59.4.	The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the meeting shall be enabled to do so (but not wholly):

59.4.1.	by means of electronic facility or facilities (and for the avoidance of doubt the Board shall be under no obligation to offer or provide such facility or facilities, whatever the circumstances); and/or

59.4.2.	by simultaneous attendance and participation by means of electronic facility or facilities at a satellite meeting place;

59.4.3.	to participate in the business for which the meeting has been convened;

59.4.4.	to hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

59.4.5.	to be heard by all other persons so present in the same way, and the meeting shall be deemed to take place at the place where the chairman of the meeting presides (the principal meeting place, with any other location where that meeting takes place being referred in these Articles as a satellite meeting). The chair shall be present at, and the meeting shall be deemed to take place at, the principal meeting place and the powers of the chair shall apply equally to each satellite meeting place, including their power to adjourn the meeting as referred to in Article 72.

NOTICE OF GENERAL MEETINGS

60.	Subject to the requirements set out in the Act, any notice of general meeting may be given by the Company:

60.1.	in hard copy form;

60.2.	in electronic form; or

60.3.	by means of a website,

or partly by one of these means and partly by another of these means. Notices of general meeting shall be given in accordance with these articles.

61.	An annual general meeting shall be called by not less than 21 days’ notice in writing; all other general meetings shall be called by not less than 14 days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and hour of meeting and, in case of special business, the general nature of such business. The notice shall be given to all the members, other than those members who, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive notice of the meeting, and to the Directors and to the Auditors. A notice calling an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as such.

62.	A general meeting shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if consent to short notice is given in accordance with the Statutes.

63.	In every notice calling a meeting of the Company or any class of the members of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, to vote instead of him, and that a proxy need not also be a member.

64.	The accidental omission to send notice of or any other document relating to a meeting to, or the non-receipt of any such notice or other document by, any person entitled to receive the same shall not invalidate the proceedings at any general meeting.

PROCEEDINGS AT GENERAL MEETINGS

65.	If, at any general meeting at which members are entitled to participate by means of electronic facility or facilities determined by the Board pursuant to Article 59, any document is required to be on display or to be available for inspection at the meeting (whether prior to or for the duration of the meeting or both), the Company shall ensure that it is available in electronic form to persons entitled to inspect it for at least the required period of time, and this will be deemed to satisfy any such requirement.

66.	All business shall be deemed special that is transacted at a general meeting other than an annual general meeting and also all business transacted at an annual general meeting with the exception of receiving and considering the annual accounts and the reports of the Directors and of the Auditors thereon, the appointment of Directors in the place of those retiring, the declaration of a dividend and the appointment of the Auditors (when special notice of the resolution for such appointment is not required by the Act) and fix, or determine the manner of the fixing of, their remuneration.

67.	Where by any provision contained in the Act special notice is required of a resolution, that resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than 28 days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to its members, subject as provided in these Articles, notice of any such resolution as provided by the Act.

68.	Save as otherwise provided in these Articles the quorum for a general meeting shall be two members present in person or by proxy and entitled to vote on the business to be transacted.

69.	No business shall be transacted at any general meeting unless the requisite quorum shall be present when the meeting proceeds to business and throughout the duration of the meeting. The appointment of a chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

70.	If within ten minutes (or such longer period as the chairman may decide) from the time appointed for the meeting a quorum is not present, then the meeting, if convened by or upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such time (being not less than 14 days nor more than 28 days from then) and place or places, with such means of attendance and participation (including partly but not wholly by means of electronic facility or facilities), as the chairman (or, in default, the Board) shall appoint. At any such adjourned meeting the member or members present in person or by proxy and entitled ta vote shall constitute a quorum and have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. The Company shall give not less than 7 clear days’ notice of any meeting adjourned for the want of a quorum and the notice shall state that the member or members present as aforesaid shall form a quorum.

71.	The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no chairman of the Board, or if he is not present at any meeting within 15 minutes after the time appointed for holding the meeting, or if he is unwilling to act, the Directors present shall select one of their number to be chairman. If no board member is expected to attend the meeting the Board may appoint the Secretary in advance of the general meeting or the annual general meeting to be the chairman and, failing that, the members present and entitled to vote shall choose one of their number to be chairman.

72.	The chairman may, with the consent of any meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

73.	Whenever a meeting is adjourned for 28 days or more, at least 7 clear days’ notice in writing specifying the place, the day and hour of the adjourned meeting shall be given to the members, the Directors and the Auditors but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

74.	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon.

75.	At any general meeting a resolution put to the vote of the meeting shall be decided by a show of hands unless (before, or upon the declaration of the result of, the show of hands) a poll is demanded:

75.1.	by the chairman; or

75.2.	by not less than two members present in person or by proxy and entitled to vote; or

75.3.	by a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

75.4.	by a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. Unless a poll is demanded, a declaration by the chairman that the resolution has been carried or carried by a particular majority or lost or not carried by a particular majority and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

76.	A valid instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll and for the purposes of the immediately preceding Article a demand by a proxy or a member or other person entitled to vote shall be deemed to be a demand by that member or other person.

77.	If a poll is demanded as aforesaid it shall be taken in such manner and at such time and place as the chairman of the meeting directs, and either at once, or after an interval or adjournment (but not more than 30 days after the date of the meeting or adjourned meeting at which the poll was demanded), and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least 7 clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

78.	Any poll duly demanded with regard to the election of a chairman of a meeting at which such poll is demanded or on any question of adjournment shall be taken at the meeting and without adjournment.

79.	A demand for a poll shall not prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTING

80.	Subject to the provisions of the Act and to any special rights or restrictions as to voting attached to any shares or class of shares or otherwise provided by these articles, upon a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative and in each case is entitled to vote shall have one vote and every proxy present who has been duly appointed by a member shall have one vote and upon a poll every member present in person or by proxy and entitled to vote shall have one vote for every share held by him. Any resolution put to a vote at a general meeting which is held partly by electronic facilities, shall be decided by a poll. A member who is a patient within the meaning of the Mental Health Act 1983 may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by the Court and such receiver, curator bonis or other person may, on a poll, vote by proxy.

81.	If two or more persons are jointly entitled to shares for the time being conferring a right to vote, any one of such persons may vote at any meeting, either personally or by proxy, in respect thereof as if he were solely entitled thereto, and if more than one of such joint holders be present at any meeting, either personally or by proxy, the member whose name stands first on the Register as one of the holders of such shares, and no other, shall be entitled to vote in respect of the same.

82.	No member shall, unless the Directors otherwise determine, be entitled to be present or to vote on any question, either in person or by proxy, at any general meeting of the Company or upon any poll, or to be reckoned in any quorum or to exercise any other right or privilege conferred by membership in relation to general meetings of the Company or of the holder of any class of shares in the Company in respect of any shares held by him if any calls or other moneys due and payable by him to the Company in respect of those shares remain unpaid.

83.	Votes may be given either personally or by proxy. A proxy need not be a member of the Company and a member may appoint one or more than one person to act as his proxy provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member. The appointment of a proxy shall not preclude a member from attending and voting in person on a show of hands or on a poll on any matter in respect of which the proxy or proxies is or are appointed. If and to the extent that a member personally votes his shares, his proxy or proxies shall not be entitled to vote and any vote cast by a proxy in such circumstances shall be ignored. If a member appoints more than one person to act as his proxy the appointment of each such proxy shall specify the shares held by the member in respect of which each such proxy is to vote and no member may appoint more than one proxy (save in the alternate) to vote in respect of any one share held by that member. The appointment of a proxy shall, subject to the provisions of the Statutes, be deemed to confer authority to demand or join in demanding a poll and to speak at any meeting and to vote (whether on a show of hands or on a poll) on any resolution or amendment of a resolution put to the meeting for which it is given.

84.	The appointment of a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited or delivered at such place as may be specified for that purpose for the purpose of receiving electronic communications in the notice convening the meeting or in the appointment of proxy or if no place is so specified at the Office at least 48 hours (excluding any part of a day which is not a working day) before the time appointed for holding the meeting or adjourned meeting at which the person named in such appointment proposes to vote or, in the case of a poll taken more than 48 hours (excluding any part of a day which is not a working day) after it is demanded, be deposited or delivered as aforesaid after the poll has been demanded and not less than 24 hours (excluding any part of a day which is not a working day) before the time appointed for the taking of the poll or in the case of a poll not taken forthwith but taken not more than 48 hours (excluding any part of a day which is not a working day) after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director; otherwise the person so named shall not be entitled to vote in respect thereof. The appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates and for any poll arising from any such meeting or adjourned meeting. The valid appointment of a proxy or proxies relating to more than one meeting (including any adjournment thereof), having once been delivered to the Company for the purposes of any meeting shall not have to be re-lodged or otherwise re-registered with the Company for the purposes of any subsequent meeting to which it relates. The appointment of a proxy shall, subject to the provisions of the Statutes, be in writing and if it is:

(a)	not in an electronic form, it must be executed by the appointor, or on his behalf by his attorney duly authorised in writing, or if such appointor is a corporation under its common seal or executed on its behalf by an officer or attorney duly authorised in that behalf (and the Directors may, but shall not be bound to, require evidence of authority of such officer or attorney);

(b)	in electronic form, it must be submitted by or on behalf of the appointer and authenticated.

85.

85.1.	The Board may allow a proxy for a holder of any shares in uncertificated form to be appointed by electronic means or by means of a website in the form of an uncertificated proxy instruction. The Board may also allow any supplement to the uncertificated proxy instruction or any amendment or revocation of any uncertificated proxy instruction to be made by a further uncertificated proxy instruction.

85.2.	The Board may decide what method should be used to determine at what time the instruction or notification is treated as being received by the Company. The Board may treat any notification purporting or expressed to be sent on behalf of a holder of a share in uncertificated form as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

85.3.	For the purposes of this Article 85, an uncertificated proxy instruction is a properly authenticated dematerialised instruction and/or other instruction or notification, sent through a relevant system to a participant in that system chosen by the Board to act for the Company. The uncertificated proxy instruction may be in any form and subject to any terms and conditions that the Board deems appropriate, but always subject to the facilities and requirements of the relevant system.

86.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the instrument of proxy or the authority under which it was executed or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, or incapacity, revocation or transfer shall have been received at the Office or such other place as is specified for depositing the instrument of proxy before the time for holding the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

87.	Subject to the provisions of the Statutes, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of two or more documents in like form each signed by one or more of the members.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

88.	Any corporation which is a member of the Company may by a resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DISCLOSURE OF INTERESTS IN SHARES

89.	The following provisions of this Article shall apply in relation to the disclosure of interests in shares:

89.1.	For the purposes of these articles, unless the context otherwise requires:

(a)	“Disclosure Notice” means a notice issued by or on behalf of the Company requiring information about interests in its shares pursuant to section 793 of the 2006 Act;

(b)	“Specified Shares” means all or, as the case may be, some of the shares specified in a Disclosure Notice;

(c)	“Restrictions” means one or more, as determined by the Directors, of the following:

(i)	that the member holding the Specified Shares shall not be entitled, in respect of those shares, to attend or be counted in the quorum or vote either personally or by proxy at any general meeting or at any separate meeting of the holders of any class of shares or upon any poll or to exercise any other right or privilege in relation to any general meeting or any meeting of the holders of any class of shares;

(ii)	that, unless effected pursuant to article 89.3(c), no transfer of the Specified Shares in certificated form shall be effective or shall be registered by the Company;

(iii)	that no dividend or other money payable shall be paid in respect of the Specified Shares and that, in circumstances where an offer of the right to elect to receive shares instead of cash in respect of any dividend is or has been made, any election made under that offer in respect of such Specified Shares shall not be effective, provided that only the restriction referred to in sub-paragraph (i) may be determined by the Directors to apply if the Specified Shares represent less than 0.25% of the relevant class at the time of issue of the Disclosure Notice;

(d)	“Restriction Notice” means a notice issued by or on behalf of the Company stating, or substantially to the effect, that the Specified Shares referred to in that notice shall be subject to one or more of the Restrictions stated in that notice;

(e)	a person other than the member holding a share shall be treated as appearing to be interested (as that word is construed for the purposes of Part 22 of the Act) in that share if:

(i)	the member has informed the Company, whether under any statutory or regulatory provision relating to disclosure of interests or otherwise, that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the Disclosure Notice is issued, so interested;

(ii)	the Directors (after taking account of any information obtained from the member or, pursuant to a Disclosure Notice, from any other person) know or have reasonable cause to believe that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the Disclosure Notice is issued, so interested; or

(iii)	in response to a Disclosure Notice, the member or any other person appearing to be so interested has failed to establish the identities of all those who are so interested and (after taking into account the response and any other relevant information) the Company has reasonable cause to believe that such person is or may be so interested; and

(f)	the Company shall not be treated as having received the information required by a Disclosure Notice in accordance with the terms of such Disclosure Notice in circumstances where the Directors know or have reasonable cause to believe that the information provided is false or materially incorrect.

89.2.	Notwithstanding anything in these articles to the contrary, if:

(a)	a Disclosure notice has been sent or supplied to a member or any other person appearing to be interested in Specified Shares; and

(b)	the Company has not received (in accordance with the terms of such Disclosure Notice) the information required in the notice in respect of any of the Specified Shares within fourteen days after such Disclosure Notice was sent or supplied, then the Directors may determine that the member holding the Specified Shares shall, upon the issue of a Restriction Notice referring to those Specified Shares in respect of which information has not been received, be subject to the Restrictions referred to in such Restriction Notice, and upon the issue of such Restriction Notice such member shall be so subject. As soon as practicable after the issue of a Restriction Notice the Company shall serve a copy of the notice on the member holding the Specified Shares but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of this article.

89.3.	The Restrictions on shares shall cease to apply:

(a)	either in whole or in part at any time the Directors may determine;

(b)	upon the Company receiving in accordance with the terms of the relevant Disclosure Notice the information required in that Disclosure Notice in respect of those shares; or

(c)	if the Company receives an executed instrument of transfer (or a transfer of uncertificated shares is effected under the relevant system) in respect of those shares, which would otherwise be given effect to, pursuant to a party not connected (within the meaning given in section 839 of the Income and Corporation Taxes Act 1988) with the member holding such shares or with any other person appearing to be interested in such shares where such sale is:

(i)	on a recognised investment exchange (within the meaning given in section 285 of the Financial Services and Markets Act 2000);

(ii)	on any stock exchange outside the United Kingdom on which the Company’s shares are normally dealt; or

(iii)	on acceptance of an offer made to all holders (or all the holders other than the person making the offer or his nominees) of the shares of the class of which the shares subject to the Restrictions form part to acquire those shares or a specified portion of them.

89.4.	Subject to the requirements of AIM and the London Stock Exchange, notwithstanding sub-paragraph (c) of article 89.3 the Restrictions on shares shall continue to apply if within ten days of receipt of the instrument of transfer the Directors decide that they have reasonable cause to believe that the change in the registered holder of those shares would not be as a result of an arm’s length sale resulting in a material change in the beneficial interests in those shares. Where the Directors make a decision pursuant to this article 88.4, the Company shall notify the purported transferee of the decision as soon as practicable and any person may make representations in writing to the Directors concerning the decision. The Company shall not be liable to any person as a result of having imposed Restrictions or deciding that such Restrictions shall continue to apply if the Directors acted in good faith.

89.5.	Where dividends or other moneys are not paid as a result of Restrictions having been imposed on shares, such dividends or other moneys shall accrue and, upon the relevant restriction ceasing to apply, shall be payable (without interest) to the person who would have been entitled had the restriction not been imposed.

89.6.	Shares which the Company offers or procures to be offered pro rata (or pro rata ignoring fractional entitlements and ignoring shares not offered to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) to holders of shares which are subject to Restrictions shall on issue become subject to the same Restrictions.

89.7.	The Directors shall at all times have the right, at their discretion, to suspend, in whole or in part, any Restriction Notice either permanently or for any given period and to pay to a trustee any dividend payable in respect of any shares subject to Restrictions or in respect of any shares issued in right of shares subject to Restrictions. Notice of any suspension, specifying the sanctions suspended and the period of suspension, shall be given to the relevant holder in writing within seven days after any decision to implement such a suspension.

89.8.	The limitations on the powers of the Directors to impose and retain Restrictions are without prejudice to the Company’s power to apply to the court pursuant to the Statutes to apply the Restrictions or any other restrictions on any conditions.

DIRECTORS

90.	Unless and until otherwise determined by the Company in general meeting the number of Directors shall be not less than two and until so fixed there shall be no maximum number of Directors.

91.	The Directors shall be paid out of the funds of the Company by way of fees for their services as Directors such sums (if any) as the Directors may from time to time determine. The Directors (other than Alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum as the Board may from time to time determine (not exceeding £500,000 per annum in aggregate or such other sum as the Company in general meeting shall from time to time determine). Such sum (unless otherwise directed by the resolution of the Company) shall be divided amongst the directors in such proportion and in such manner that the Board may determine or in default of such termination, equally. Any such fees payable pursuant to this article exclude any payment for salary, remuneration, bonuses or other amounts payable in relation to other services provided to the Company and payable to a director pursuant to any other provisions of these Articles shall accrue from day to day.

92.	The Directors shall also be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors including any expenses incurred in attending meetings of the Board or of committees of the Board or general meetings and if in the opinion of the Directors it is desirable that any of their number should make any special journeys or perform any special services on behalf of the Company or its business, such Director or Directors may be paid such reasonable additional remuneration and expenses therefor as the Directors may from time to time determine.

93.	A Director shall not require a share qualification. A Director who is not a member of the Company shall be entitled to receive notice of and attend and speak at all general meetings of the Company and at all separate general meetings of the holders of any class of shares in the capital of the Company.

ALTERNATE DIRECTORS

94.	Any Director may by written notice to the Board appoint any other Director, or any other person who is approved by the Board as hereinafter provided, to be his alternate and every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of all meetings of the Board and of any committee of the Board of which his appointor is a member and, in the absence of his appointor from meetings of the Board or any such committee to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor provided always that no appointment of a person other than a Director shall be operative unless and until such appointment shall have been approved by a majority of the Directors.

95.	A Director may at any time revoke the appointment of an alternate appointed by him and, subject to such approval as may be required, appoint another person in his place. If a Director shall die or cease to hold the office of Director, otherwise than by retiring and being re-elected at the same meeting at which he retires, the appointment of his alternate shall thereupon cease and determine. An alternate Director need not hold a share qualification and shall not be counted in reckoning the maximum or minimum number of Directors allowed by these Articles for the time being. A Director or any other person may act as alternate Director to represent more than one Director. A Director acting as alternate shall, in addition to his own vote (if any), have an additional vote at meetings of the Board or any committee thereof for each Director for whom he acts as alternate but he shall count as only one for the purpose of determining whether a quorum is present.

96.	Every person acting as an alternate Director shall, whilst so acting, be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of or for the Director appointing him. The remuneration (if any) of any such alternate Director shall be payable by the Director appointing him and shall be agreed between the alternate Director and his appointer.

EXECUTIVE DIRECTORS

97.	Subject to the provisions of the Act the Directors may from time to time appoint one or more of their body to be a managing director or joint managing directors of the Company or as an executive director, to hold such other executive office in relation to the management of the business of the Company as they may decide and upon such terms and for such period as they may determine and, without prejudice to the terms of any service agreement entered into in any particular case, may at any time revoke any such appointment and appoint another or others in his or their place or places.

98.	The salary or remuneration of any managing director or executive director of the Company shall, subject as provided in any service agreement, be such as the Directors may from time to time determine and may either be a fixed sum of money, or may be determined in whole or in part by reference to the business done or profits made, or may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed and for the participation in pension and life assurance benefits, or may be upon such other terms as the Directors determine.

99.	The Directors may from time to time entrust to and confer upon a managing director or executive director for the time being such of the powers exercisable under these Articles by the Directors (other than power to make calls or forfeit shares) as they may think fit and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they may think expedient; and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that connection and may from time to time revoke, withdraw, alter or vary all or any of such powers.

POWERS AND DUTIES OF DIRECTORS

100.	The business of the Company shall be managed by the Directors who in addition to the powers and authorities expressly conferred upon them, by these Articles or otherwise, may exercise all such powers and do all such acts and things as may be exercised or done by the Company, and as are not by the Statutes or by these Articles required to be exercised or done by the Company in general meeting, subject nevertheless to such directions as may be given by the Company in general meeting provided that no direction given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such direction had not been given, and the provisions contained in these Articles as to any specific power of the Directors shall not be deemed to abridge or restrict the general powers hereby given.

101.	The Directors may exercise all the powers of the Company to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any company which is a subsidiary company of or allied or associated with the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds for the benefit of such persons or any of them or any class of them, and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise) and may vote as a Director in respect of the exercise of any of the powers by this Article conferred upon the Directors, notwithstanding that he is or may be or become interested therein.

102.	The Directors may establish, maintain and give effect to any scheme approved by an ordinary resolution for the allotment of or the grant of options to subscribe for shares of the Company to persons (including Directors) in the employment of the Company or any subsidiary of the Company and may exercise all the powers conferred on them by the scheme (including any power to alter or add to its provisions). These Articles shall be deemed to be modified so far as may be necessary to give effect to the scheme in respect of any shares in issue or under option. The Directors may procure that any of the matters referred to in this Article are done by the Company either alone or in conjunction with any other company.

103.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

104.	The Company may exercise the powers conferred upon the Company by the Act with regard to the keeping of an overseas branch register and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit respecting the keeping of any such register and shall give to the Registrar of Companies notice in the prescribed form of the situation of the office where any overseas branch register is kept.

105.	Without prejudice to the provisions of these Articles, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, or of any other company which is its holding company or subsidiary or in which the Company or any such holding company or subsidiary or any of the predecessors of the Company or of any such holding company or subsidiary has any interest, whether direct or indirect, or of any other body (whether or not incorporated) in which the Company or any such other company has an interest, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or body are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other company, body or pension fund.

106.

106.1.	Subject to the provisions of the Statutes a Director may hold any office or place of profit under the Company in conjunction with the office of Director for such period, and on such terms as to remuneration and otherwise, as the Directors may determine, and a Director or any firm in which he is interested may act in a professional capacity for the Company and he or such firm shall be entitled to remuneration for professional services as if he were not a Director provided that a Director or any such firm shall not act as auditor to the Company.

106.2.	Subject to the provisions of the Statutes no Director shall be disqualified by his office from contracting with the Company (whether with regard to any such office or place of profit or acting in a professional capacity or as vendor, purchaser or otherwise howsoever) and may be interested in dealings of any nature whatsoever with the Company. No contract, arrangement, or dealing shall be liable to be avoided, nor shall any Director so contracting, dealing or being so interested be liable to account to the Company for any profit arising out of any such contract, arrangement, or dealing to which he is a party or in which he is interested by reason of his being a Director.

106.3.	A Director may hold office as a director or other officer of or be otherwise interested in any other company of which the Company is a member or in which the Company is otherwise interested and unless otherwise agreed shall not be liable to account to the Company for any remuneration or other benefits receivable by him as a director or officer of, or by virtue of his interest in, such other company.

106.4.	Without prejudice to the requirements of the Statutes, a Director, including an alternate Director, who is in any way whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Board. In the case of a proposed contract the declaration shall be made at the meeting of the Board at which the question of entering into the contract is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract, at the next meeting of the Board held after he became so interested. In a case where the Director becomes interested in a contract after it is made the declaration shall be made at the first meeting of the Board held after the Director becomes so interested. In a case where the Director is interested in a contract which has been made before he was appointed a Director the declaration shall be made at the first meeting of the Board held after he is so appointed. For the purposes of this Article a general notice given to the Board by a Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice be made with that company or firm, or he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him (within the meaning of Section 252 of the Act) shall (if such Director shall give the same at a meeting of the Board or shall take reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given) be deemed a sufficient declaration of interest in relation to any contract so made. In this Article the expression “contract” shall be construed as including any transaction or arrangement, whether or not constituting a contract.

107.

107.1.	The Board of Directors may, subject to the quorum and voting requirements set out in this Article, authorise any matter which would otherwise involve a Director breaching his duty under the Act to avoid conflicts of interest (“Conflict”).

107.2.	A Director seeking authorisation in respect of a Conflict shall declare to the Board of Directors the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The Director shall provide the Board of Directors with such details of the relevant matter as are necessary for the Board of Directors to decide how to address the Conflict together with such additional information as may be requested by the Board of Directors.

107.3.	Any Director (including the relevant Director) may propose that the relevant Director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the Board of Directors shall be effected in the same way that any other matter may be proposed to and resolved upon by the Board of Directors under the provisions of these Articles save that

(a)	the relevant Director and any other Director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority, and

(b)	the relevant Director and any other Director with a similar interest may, if the Directors so decide, be excluded from any Board meeting while the Conflict is under consideration.

107.4.	Where the Board of Directors gives authority in relation to a Conflict

(a)	the Board of Directors may (whether at the time of giving the authority or subsequently) (a) require that the relevant Director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the Board of Directors or otherwise) relating to the Conflict, and (b) impose upon the relevant Director such other terms for the purpose of dealing with the Conflict as it may determine,

(b)	the relevant Director will be obliged to conduct himself in accordance with any terms imposed by the Board of Directors in relation to the Conflict,

(c)	the Board of Directors may provide that where the relevant Director obtains (otherwise than through his position as a Director of the Company) information that is confidential to a third party, the Director will not be obliged to disclose that information to the Company, or to use or apply the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence,

(d)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded), and

(e)	the Board of Directors may revoke or vary such authority at any time but this will not affect anything done by the relevant Director prior to such revocation in accordance with the terms of such authority.

108.	A Director shall (in the absence of some other material interest than is indicated below) be entitled to be counted in the quorum and to vote in respect of any resolution concerning any of the following matters namely:

108.1.	the giving of any guarantee, security or indemnity to him in respect of money lent by or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings insofar as the Act permits; or

108.2.	the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security; or

108.3.	any proposal concerning an offer of shares or debentures or other securities (including options and warrants) of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting thereof, or

108.4.	any contract, arrangement, transaction or other proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever provided that he is not the holder of or beneficially interested in one per cent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances); or

108.5.	any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of the Inland Revenue for taxation purposes or which does not accord to any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates; or

108.6.	any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees including full time executive directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees and which does not accord to any Director as such, any privilege or advantage not generally accorded to the employees to whom such scheme relates; or

108.7.	any proposal concerning any insurance which the Company proposes to purchase and/or maintain for or for the benefit of any Director or for the benefit of persons who include Directors.

109.	Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any interest which (together with any interest of any person connected with him) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise through the Company or in respect of which he has any duty which conflicts with his duty to the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution in respect of which he is debarred from voting.

110.	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under Article 108.4) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

111.	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting whose ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

112.	Subject to the provisions of the Act the Company may by ordinary resolution suspend or relax the provisions of these Articles 108 to 111 to any extent or ratify any transaction not duly authorised by reason of a contravention of Articles 108 to 111.

113.	A general notice given to the Directors by a Director (if it is given at a meeting of Directors, or if such Director takes reasonable steps to secure that it is read at the next meeting of Directors after it is given) to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice, be made with that company or firm, shall for the purpose of the Act be deemed to be a sufficient declaration of interest in relation to any contract so made.

114.	A Director may be or continue to be or may become a Director or other officer or servant of, or otherwise interested in any other company in which the Company is in any way interested and shall not (in the absence of agreement to the contrary) be liable to account to the Company for any emoluments or other benefits received or receivable by him as Director, officer or servant of, or from his interest in, such other company.

115.	The Directors may exercise or procure the exercise of the voting rights attached to shares in any other body corporate in which the Company is or becomes in any way interested and may exercise any voting rights, to which they are entitled as Directors of any such other body corporate, in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, officers or servants of such other body corporate, and fixing their remuneration as such, and may vote as Directors of the Company in connection with any of the matters aforesaid.

116.	The Directors may make such arrangements as the Directors think fit for the management and transaction of the Company’s affairs in the United Kingdom or elsewhere and may for that purpose appoint local boards, managers and agents and delegate to them any of the powers of the Directors (other than the power to borrow and make calls) with power to sub-delegate and may at any time remove any person so appointed and may annul or vary any such delegation.

117.	The Directors may from time to time appoint any person to an office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title. The inclusion of the word “director” in the designation or title of any office or employment with the Company (other than the office of managing or joint managing or deputy or assistant Managing Director) shall not imply that the holder thereof is a Director of the Company nor shall such holder thereby be empowered in any respect to act as a Director of the Company or be deemed to be a Director for any of the purposes of these Articles.

118.	The Directors may at any time require any corporate member to furnish any information, supported (if the Directors so require) by a statutory declaration, which they may consider necessary for the purpose of determining whether or not such member is a close company within the meaning of Section 414 of the Income and Corporation Taxes Act 1988 (or any statutory modification or re-enactment thereof for the time being in force).

BORROWING POWERS

119.	The Directors may exercise all the powers of the Company to borrow money, indemnify and guarantee and subject (in the case of any security convertible into shares) to Section 551 of the Act to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as collateral security for any debt liability or obligation of the Company or of any third party.

120.	The Directors may exercise all the powers of the Company to borrow or raise money upon or by the issue or sale of any bonds, debentures, or securities, and upon such terms as to time of repayment, rate of interest, price of issue, or sale, payment of premium or bonus upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds, debentures, or securities, to exchange the same for shares in the Company of any class authorised to be issued.

121.	The Directors may confer upon any mortgagees or persons in whom any debenture or security is vested, such rights and powers as they think necessary or expedient; and they may vest any property of the Company in trustees for the purpose of securing any monies so borrowed or raised, and confer upon the trustees or any receiver to be appointed by them or by any debenture-holder such rights and powers as the Directors may think necessary or expedient in relation to the undertaking or property of the Company, or the management or the realisation thereof or the making, receiving, or enforcing of calls upon the members in respect of unpaid capital, and otherwise, and may make and issue debentures to trustees for the purpose of further security, and any such trustees may be remunerated.

122.	The Directors may give security for the payment of any monies payable by the Company in like manner as for the payment of monies borrowed or raised, but in such case the amount shall for the purposes of the above limitation be reckoned as part of the money borrowed.

123.	The fee to be paid by any person other than a creditor or member of the Company for each inspection of the register of charges to be kept under the Act shall be the appropriate charge as defined by the Act.

DISQUALIFICATION OF DIRECTORS

124.	The office of a Director shall be vacated in any of the following events, namely:

124.1.	if he resigns his office by a signed notice in writing given to the Company or offers in writing to resign and the Directors resolve to accept such offer; or

124.2.	if he becomes prohibited by law from acting as a Director; or

124.3.	if a bankruptcy order is made against him or if he compounds with his creditors generally; or

124.4.	if an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property and affairs; or

124.5.	A registered medical practitioner who is treating him gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months; or

124.6.	if, not having leave of absence from the Directors he or his alternate (if any) fails to attend meetings of the Directors for 6 successive months unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient, and the Directors resolve that his office be vacated.

RETIREMENT, ELECTION AND APPOINTMENT OF DIRECTORS

125.	At each annual general meeting, one-third of the Directors shall retire from office provided that:

125.1.	if their number is more than three, but not a multiple thereof then the number nearest to but not exceeding one-third shall retire;

125.2.	if their number is two, one of such Directors shall retire; and

125.3.	if their number is one that Director shall retire;

and a Director retiring at a meeting shall if he is not reappointed at such meeting retain office until the meeting appoints someone in his place or if it does not do so, the dissolution of such meeting.

126.	The Directors to retire by rotation in each year shall be those who have been longest in office since their last appointment or reappointment but as between persons who became or were last reappointed on the same day those to retire shall (unless the Directors otherwise agree among themselves) be determined by lot.

127.	A retiring Director shall be eligible for reappointment. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Directors at the start of business on the date of the notice convening the annual general meeting and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after that time on the date of the notice but before the close of the meeting.

128.	The Company at the meeting at which a Director retires under any provision of these Articles may by ordinary resolution fill the office being vacated by electing to that office the retiring Director or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:

128.1.	where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

128.2.	where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

128.3.	where such Director has attained any retiring age applicable to him as Director; or

128.4.	where the default is due to the moving of a resolution in contravention of the next following article.

129.	A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

130.	No person except a retiring Director shall, (unless recommended by the Directors for election) be eligible for appointment to the office of Director unless not more than 28 days and not less than 7 days before the day of the meeting at which the appointment is to take place, there shall have been left at the Office written notice signed by a member duly qualified to attend and vote at such meeting stating his intention to propose such person for election, together with a written notice signed by such person of his willingness to be elected.

131.	The Company may from time to time by ordinary resolution, increase or reduce the number of Directors then in office and may also determine in what order of rotation such increased or reduced number is to go out of office. The Comp1my may by ordinary resolution appoint any person who is willing to act to be a Director, either to fill a casual vacancy or as an additional Director.

132.	Without prejudice to the power of the Company to appoint Directors pursuant to these Articles the Directors shall have power at any time to appoint any person either to fill a casual vacancy or as an addition to the Board but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Subject to the provisions of the Act and of these Articles, any Director so appointed shall retire from office at the annual general meeting of the Company next following such appointment and will then be eligible for election during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

133.	The Company may by ordinary resolution, of which special notice has been given in accordance with the provisions of the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

134.	The Company may by ordinary resolution appoint another person in place of a Director removed from office under the immediately preceding Article, and without prejudice to the powers of the Directors under Article 132 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed shall be treated (for the purpose of determining the time at which he or any other Director is to retire by rotation) as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed.

135.	No person shall be or become incapable of being appointed a Director by reason of his having reached the age of 70 or any other age, nor shall special notice be required in connection with the appointment or the approval of the appointment of such person.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

136.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. One Director may, and the Secretary shall at the request of a Director, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of the Directors to a Director who is not within the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retrospective.

137.	Notice of Board meetings shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom.

138.	The Directors may elect a chairman or joint chairmen and one or more deputy chairmen of their meetings (which may also be an executive office in relation to the management of the business of the Company) and may at any time remove any of them from such office; but if no such chairman or deputy chairman is elected, or if at any meeting neither the chairman nor a deputy chairman is present at the time appointed for holding the same, the Directors present shall choose one of their number to be chairman of such meeting.

139.	A duly convened meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

140.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors or Director is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act only for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose. If there be no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors.

141.	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as valid and effective for all purposes as a resolution of those Directors passed at a meeting duly convened and held, and may consist of several documents in any medium each accurately stating the terms of the resolution and each signed by one or more of the Directors. Such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him. No signature is necessary if electronic communications are used, subject to any terms and conditions the Board may decide.

142.	Any one or more (including without limitation, all) of the members of the Board or any committee of the Directors may participate in a meeting of the Directors or of such committee, (a) by means of a conference telephone or videoconference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, or (b) by a telephone call from the chairman of the meeting (whether before or at the same time or after any other call made by the chairman of the meeting for the purposes of that meeting) following disclosure of all material points raised at the meeting (including during any such call). A person participating in a meeting by such means shall be deemed present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly. Such a meeting shall be deemed to have occurred then, in the case of (a), at the place where most of the participants are present, or, if there is no such place, where the chairman of the meeting is then present and in the case of (b), where the chairman of the meeting is then present. The word “meeting” in these Articles shall be construed accordingly.

143.	The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve any payment to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided.

143.1.	Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of such power or discretion shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee. Any committee so formed shall in the exercise of the powers and discretions so delegated conform to any regulations that may from time to time be imposed by the Directors in default of which the meetings and proceedings of a committee consisting of more than one member shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings and meetings of the Directors. Any such regulations may provide for or authorise the co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present throughout the meeting of the committee are Directors.

144.	The Directors shall cause minutes to be made of the following matters, namely:

144.1.	of all appointments of officers, and committees made by the Directors, and of their salary or remuneration;

144.2.	of the names of Directors present at every meeting of the Board or of committees of Directors, and all business transacted at such meetings; and

144.3.	of all orders, resolutions and proceedings of all meetings of the Company, of the holders of any class of shares in the Company and of the Directors and committees of Directors.

144.4.	Any such minute, if purporting to be signed by the chairman of the meeting at which the proceedings were held, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

145.	All acts done by a meeting of the Directors, or of a committee, or by any person acting as a Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, be as valid as if every such person had been duly appointed, and were duly qualified and had continued to be a Director.

SECRETARY

146.	Subject to the provisions of the Act the Directors shall appoint a secretary or joint secretaries and shall fix his or their remuneration and terms and conditions of employment and shall have power to appoint one or more persons to be an assistant or deputy secretary. The Directors may from time to time remove any persons so appointed and appoint another or others in his place.

147.	Any person so appointed under Article 146 shall conform to such regulations as the Directors may from time to time resolve. Nevertheless persons having dealings with the Company shall be entitled to assume that each joint secretary is entitled by himself to do anything required or authorised to be done by the Secretary.

AUTHENTICATION OF DOCUMENTS

148.	Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any book, record, document or account relating to the business of the Company and to certify copies or extracts of such resolution, book, record, document or account as true copies or extracts, and if any resolution, book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee, which is certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such certified copy that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

RESERVES

149.	Subject to the provisions of the Act the Directors may before recommending any dividends whether preferential or otherwise carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for meeting depreciation or contingencies or for special dividends or bonuses or for equalising dividends or for repairing, improving or maintaining any of the property of the Company or for such other purposes as the Directors may think conducive to the objects of the Company or any of them and pending such application may either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

DIVIDENDS AND OTHER PAYMENTS

150.	The Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no such dividend shall exceed the amount recommended by the Directors.

151.	No dividend or other monies payable by the Company shall bear interest as against the Company.

152.	Subject to the rights of the holders of any shares entitled to any priority preference or special privilege (if any), all dividends shall be declared and paid to the members in proportion to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share. Subject as aforesaid all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms that it shall rank for dividend as if paid up in full or in part from a particular date whether past or future, it shall rank accordingly.

153.	If several persons are registered as joint holders of any share any one of such persons may give valid receipts for all dividends and payments on account of dividends in respect of such share.

154.	The Directors may from time to time declare and pay an interim dividend to the members and may also pay the fixed dividends payable on any shares of the Company half yearly or otherwise on fixed dates.

155.	No dividend or interim dividend shall be payable except in accordance with the provisions of the Statutes.

156.	All dividends, interest or other sums payable and unclaimed for six months after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years after the date the dividend became due for payment shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

157.	Every dividend shall belong and be paid (subject to the Company’s lien) to those members who shall be on the Register at the date fixed by the Directors for the purpose of determining the persons entitled to such and (whether the date of payment or some other date) notwithstanding any subsequent transfer or transmission of shares.

158.	The Directors may deduct from any dividend or other monies payable to any member on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to shares of the Company.

159.	The Company may pay any dividend, interest or other sum payable in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order and may remit the same by post to the members or persons entitled thereto, and in case of joint holders, to the member whose name stands first in the Register, or to such person and address as the holder or joint holders may direct, and the Company shall not be responsible for any loss of any such cheque, warrant, or order, every such cheque, warrant, or order, shall be made payable to the order of the person to whom it is sent, or to such person as the holder or joint holders may in writing direct, and the payment of the cheque, warrant or order shall be a good discharge to the Company.

160.	Any general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to any such direction, provided that no such distribution shall be made unless recommended by the Directors. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments may be made to any members upon the footing of the value so fixed, in order to adjust the rights of all parties, and may vest any such assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors.

161.	Subject to and without prejudice to the provisions of these Articles the Directors may offer the holders of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of all or part of such dividend or dividends as may be declared by the Company pursuant to Article 150 or, as the case may be, by the Directors pursuant to Article 154, subject to such exclusions or restrictions as the Directors may in their absolute discretion deem necessary or desirable in relation to compliance with legal or practical problems under the laws of or the requirements of any recognised regulatory body or any stock exchange in any territory in so far as they may relate to the Company.

The following provisions shall apply:

161.1.	the Directors shall not exercise their powers under this Article in respect of a particular dividend unless the Company in general meeting has authorised the exercise of those powers in respect of that dividend or in respect of dividends (including that dividend) to be declared or paid during or in respect of a specified period;

161.2.	the basis of allotment shall be determined by the Directors so that as nearly as may be considered convenient without involving any rounding up of fractions, the value (calculated by reference to the average quotation) of the new ordinary shares (including any fractional entitlement) to be allotted instead of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an ordinary share shall be the average of the middle market quotations for a fully paid ordinary share of the Company as derived from the Daily Official List of the Stock Exchange on the business day on which the ordinary shares are first quoted “ex” the relevant dividend and the four subsequent business days;

161.3.	no shareholder may receive a fraction of a share;

161.4.	the Directors may make such arrangements as they consider necessary or expedient in relation to any offer to be made pursuant to this Article including but not limited to the giving of notice to ordinary shareholders of the right of election offered to them, the provision of forms of election (whether in respect of a particular dividend or dividends generally) and determination of the procedure for making and revoking such elections and the place at which, and the latest time by which, forms of election and any other relevant documents must be lodged in order to be effective;

161.5.	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be declared or payable on ordinary shares in respect of which the said election has been duly made (“the elected shares”) and instead thereof additional ordinary shares shall be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose, the Directors shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the elected shares on such basis. A resolution of the Directors capitalising any part of such reserves or profits shall have the same effect as if such capitalisation had been declared with the authority of an ordinary resolution of the Company in accordance with Article 162 and in relation to any such capitalisation the Directors may exercise all the powers conferred on them by that Article without need of such ordinary resolution;

161.6.	the additional ordinary shares so allotted shall be allotted as of the record date for determining the entitlements of holders of elected shares to make elections as described in this Article, or on such other date, as the Directors may in their absolute discretion determine and shall rank equally in all respects with the fully paid ordinary shares then in issue except that the ordinary shares so allotted will not rank for any dividend or other distribution or other entitlement which has been declared, made, paid or payable by reference to such record date.

CAPITALISATION OF PROFITS

162.	The Directors may with the authority of an ordinary resolution of the Company:

162.1.	subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

162.2.	appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or partly in one way and partly in the other but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

162.3.	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned); and

162.4.	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

RECORD DATES

163.	Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

ACCOUNTS

164.	The Directors shall cause accounting records to be kept in accordance with the provisions of the Statutes.

165.	The accounting records shall be kept at the Office or, subject to the provisions of the Statutes, such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

166.	The Directors shall from time to time determine whether and to what extent and at what time and places, and under what conditions or regulations the accounting records of the Company, or any of them, shall be open to the inspection of the members, and no member (not being a Director) shall have any right of inspecting any accounting record or other document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

167.	A copy of the Company’s annual accounts, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in general meeting, together with copies of the Directors’ and of the Auditors’ reports or, if the Directors so determine, summary financial statements in accordance with the Act shall (in accordance with and subject as provided by the Act) not less than 21 clear days before the date of the meeting be sent to every member (whether or not he is entitled to receive notices of general meetings of the Company) and every holder of debentures of the Company (whether or not he is so entitled) and the Auditors and all other persons entitled to receive notice of general meetings of the Company.

SEALS AND EXECUTION OF DOCUMENTS

168.	The Directors may provide a common seal and/or an official seal for the Company and shall have power from time to time to destroy the same and to substitute a new seal in its place.

169.	The Directors shall provide for the safe custody of every seal of the Company. Documents may only be executed under seal or as a deed on behalf of the Company if such execution is authorised by a resolution of the Directors or of a committee of the Directors which authority may be of a general nature and need not apply only to specific documents or transactions. Every document so authorised to be executed on behalf of the Company shall be signed by one Director and the Secretary or by two Directors or by one Director in the presence of a witness who attests the signature or by such person or persons as the Board may approve (whether or not the Directors have also resolved that the common seal or the official seal shall also be affixed to such document) save that as regards any certificates or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some mechanical or electronic means.

CHEQUES, BILLS AND NOTES

170.	The Directors may draw, make, accept, or endorse, or authorise any other person or persons to draw, make, accept, or endorse any cheques, bills of exchange, promissory notes or other negotiable instruments, provided that every cheque, bill of exchange, promissory note or other negotiable instrument drawn, made or accepted shall be signed by such persons or person as the Directors may appoint for the purpose.

NOTICES

171.	Subject to any laws applicable at the time of despatch as to the method of delivery, a notice or other document (including a share certificate) may be served by the Company upon any member:

171.1.	by delivering it by hand to the registered address of that member;

171.2.	by sending it by post or other delivery service in an envelope (with postage or delivery paid) to the registered address of that member;

171.3.	by fax (except for share certificates) to a fax number notified to the Company by that member in writing;

171.4.	in electronic form (except for share certificates) to an address notified to the Company by that member;

171.5.	(by the Company) by means of a website (other than notices calling a meeting of directors), or partly by one of these means and partly by another of these means.

172.	Members whose registered address shall not be in the United Kingdom, and who shall not have given to the Company an address for service of notices in the United Kingdom, shall not be entitled to receive any notices whatsoever, but the Directors may, if they think proper, serve any notice upon such member in the above manner.

173.	A notice or other document addressed to a member at his registered address or address for service in the United Kingdom shall:

173.1.	if delivered by hand, be treated as being delivered at the time that it is handed to or left for that member;

173.2.	if sent by post or other delivery service not referred to below, be treated as being delivered:

(a)	if delivered, at the time of delivery; and

(b)	if posted, on receipt or 24 hours after the time it was posted if sent by first class post or 48 hours after the time it was posted if sent by second class post, whichever occurs first;

and it shall be proved conclusively that a notice or document was delivered by post or other delivery service by showing that the envelope containing the notice or document was properly addressed and put into the post system or given to delivery agents with postage or delivery paid;

173.3.	subject to the provisions of the Act, if in electronic form any notice or other document given or supplied under these articles may:

(a)	if sent by fax or email (provided that a fax number or an address for email has been notified to or by the Company for that purpose), be sent by the relevant form of electronic communication to that address;

(b)	if delivered or sent by first class post (airmail if overseas) in an electronic form (such as sending a disk by post), be so delivered or sent as if in hard copy form under article 173.2; or

(c)	be sent by such electronic means (as defined in section 1168 of the Act) as the Company may specify:

(i)	on its website from time to time; or

(ii)	by notice (in hard copy or electronic form) to all members of the Company from time to time.

173.4.	if in electronic form any notice or document given or supplied under these articles shall be deemed to have been served and be effective:

(a)	if sent by facsimile or email (where a fax number or an address for email has been notified to or by the Company for that purpose), on receipt or 48 hours after the time it was sent, whichever occurs first;

(b)	if posted in an electronic form, on receipt or 48 hours after the time it was posted, whichever occurs first;

(c)	if delivered in an electronic form, at the time of delivery; and

(d)	if sent by any other electronic means as referred to in article 173.3(c) above, at the time such delivery is deemed to occur under the Act,

and where the Company is able to show that any notice or other document given or sent under these articles by electronic means was properly addressed with the electronic address supplied by the intended recipient, the giving or sending of that notice or other document shall be effective notwithstanding any receipt by the Company at any time of notice either that such method of communication has failed or of the intended recipient’s non-receipt.

174.	If at any time by reason of the suspension or any curtailment of or disruption to the postal or telecommunications services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, by fax or electronic communication and the Board has resolved that it is necessary to do so in the interests of the Company, a general meeting may be convened:

174.1.	by a notice advertised on the same date in at least one United Kingdom national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least 5 days prior to the meeting the posting of notices again becomes practicable; or

174.2.	by a notice delivered by hand to the registered address of all the members entitled thereto and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the notice has been delivered to the registered address of the last such member. In proving such service, it shall be sufficient to prove that the notice was properly delivered and no proof of receipt by any such members is required.

175.	All notices directed to be given to the members shall with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and notice so given shall be sufficient notice to all the holders of such share. If the person first named in the Register has a registered address outside the United Kingdom and has not given the Company an address for service within the United Kingdom the joint holders shall not be entitled to any notice.

176.	A person entitled to a share in consequence of the death or bankruptcy of a member shall be entitled upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share and upon supplying an address within the United Kingdom for the service of notices, to have served upon or delivered to him at such address any notice or document to which the member, but for his death or bankruptcy, would be entitled and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member is then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

177.	Subject to such restrictions affecting the right to receive notice as are for the time being applicable to the holders of any class of shares, notice of every general meeting shall be given in any manner authorised by these Articles to:

177.1.	every member except those members who (having no registered address within the United Kingdom) have not supplied to the Company an address within the United Kingdom for the giving of notices to them; and

177.2.	the Auditors; and

177.3.	the Directors and (if any) alternate Directors;

and no other person shall be entitled to receive notices of general meetings other than as expressly provided in any agreement by which the Company is bound.

DESTRUCTION OF DOCUMENTS

178.	The Company may destroy:

178.1.	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

178.2.	any variation or cancellation of any dividend mandate at any time after the expiry of two years from the date such variation or cancellation was recorded by the Company;

178.3.	any notification of change of name or address at any time after the expiry of two years from the date such notification was recorded by the Company;

178.4.	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

178.5.	any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it; and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed under this Article was a valid and effective document in accordance with the recorded particulars of that document in the books or records of the Company Provided always that:

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as stated in this Article or in any case where the conditions of Article 178.5(a) are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

INDEMNITY

179.

179.1.	Subject to the provisions of and so far as may be permitted by the Statutes, every Director or other officer of the Company (excluding the Company’s auditors) shall be entitled to be indemnified by the Company (and the Company shall also be able to indemnify directors of any associated company (as defined in section 256 of the Act)) out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the actual or purported execution or discharge of the duties of his office or the exercise or purported exercise of his powers or otherwise in relation thereto provided that no director of the Company or any associated company is indemnified by the Company against:

(a)	any liability incurred by the director to the Company or any associated company;

(b)	any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirements of a regulatory nature; or

(c)	any liability incurred by the director:

(i)	in defending any criminal proceedings in which he is convicted;

(ii)	in defending civil proceedings brought by the Company or any associated company in which final judgment (within the meaning set out in section 234 of the Act) is given against him; or

(iii)	in connection with any application under sections 661(3) or 661(4) or 1157 of the Act (as the case may be) for which the court refuses to grant him relief.

179.2.	Subject to the provisions of and so far as may be permitted by the Statutes, and without prejudice to article 179.1, the Board shall have the power to purchase and maintain insurance at the expense of the Company for or for the benefit of any persons who are or were at any time directors, officers or employees of any Relevant Company (as defined in the following article) or who were or were at any time trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to a Relevant Company arising out of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

179.3.	For the purposes of article 179.2, “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

WINDING UP

180.	The liquidator on any winding-up of the Company (whether voluntary or compulsory) may with the authority of a special resolution, divide among the members in kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind, or shall consist of properties of different kinds, and for such purpose may set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between members or classes of members but so that if any such division shall be otherwise than in accordance with the existing rights of the members, every member shall have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with Section 110 of the Insolvency Act 1986.

PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS

181.	The Company may exercise the power conferred upon it by Section 187 of the Insolvency Act 1986 and Section 247 of the Act with the prior sanction of a resolution of the Board.

TAKEOVERS

182.	If:

(i)	at any time when the Company is not subject to the UK City Code on Takeovers and Merges (the “Code”) or any successor or other regime (whether statutory or non-statutory) governing the conduct of takeovers and mergers in the UK (any of such being the “Takeover Regime”);

(ii)	any person (together with any persons held to be acting with him) acquires any interest in shares in the Company and as a result he (whether or not with any other persons) would (in the opinion of the Board) have been obliged under the Takeover Regime to extend an offer (a “Mandatory Offer”) to the holders of any other securities in the Company had the Takeover Regime applied to the Company (such person or persons who would from time to time have been required to have made such an offer being the “Mandatory Offeror(s)”); and

(iii)	the Mandatory Offeror(s) fail(s) to make such an offer on terms no less favourable (in the opinion of the Board) to the other holders of securities than he/they would have been obliged to offer under the provisions of the Takeover Regime had it applied (a “Compliant Offer”) within 21 days following the date on which the obligation would have arisen, the Board shall be entitled, but not obliged, to suspend with immediate effect, with notification thereof being given to the Mandatory Offeror(s) or (if different) the registered holders of the shares in the Company in which they have an interest, all voting rights attributable to the shares in the Company in which the Board considers the Mandatory Offeror(s) from time to time to have an interest. Any such suspension may, at the discretion of the Board extend for any period during which the obligation to make a Mandatory Offer would have continued to exist under the Takeover Regime unless and until a Compliant Offer is made.

In applying the foregoing provisions the Board shall be entitled but not obliged to take into account any notes included in, or prepared in connection with, the Takeover Regime and any views of the supervisory body under the Takeover Regime.

The Board shall have no liability to any shareholder of the Company, any person who has any interest in the shares in the Company, or any other person for the manner in which they exercise or refrain from exercising any suspension powers under this Article or for any determination which the Board makes as to the application of the provisions of this Article to any particular circumstances.